Exhibit 10.35

THE CHEVY CHASE LAND COMPANY

OF MONTGOMERY COUNTY, MARYLAND

OFFICE LEASE FOR

ALLIANCE HOME FUNDING, LLC

1840 Michael Faraday Drive

Reston, Virginia 22090

EXHIBITS

Exhibit A	-	Floor Plan
Exhibit B	-	Rules and Regulations
Exhibit C		Initial Tenant Work

OFFICE LEASE

     THIS AGREEMENT OF LEASE (“Lease”) is made this 9th day of January, 2004, by THE CHEVY CHASE LAND COMPANY OF MONTGOMERY COUNTY, MARYLAND, a Maryland corporation (hereinafter referred to as “Landlord”) and ALLIANCE HOME FUNDING, LLC, a Virginia limited liability company (hereinafter referred to as “Tenant”).

     WHEREAS, Landlord is the owner of a building located at 1840 Michael Faraday Drive, Reston, Virginia 22090 (the “Building”).

     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

1. THE PREMISES

     (A) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon the terms, conditions, covenants and agreements hereinafter provided, the space deemed to be 3,043 square feet, located on the first (1st) floor of the Building (such space being hereinafter referred to as the “Premises”). The Premises are known as Suite 130 and outlined on Exhibit A attached hereto and made a part hereof. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the unreserved common public areas of the Building, but includes no other rights not specifically set forth herein; it being understood and agreed that Tenant’s right to use the common public areas of the Building includes the surface parking areas of the Building, including two (2) parking spaces designated for Tenant’s use on a reserved basis. Such parking shall be free of charge, but nothing herein shall preclude the inclusion of any costs and expenses in Operating Expenses (as defined below).

     (B) Tenant shall accept the Premises “as is” on the Lease Commencement Date (as defined below); it being understood that any tenant work or refurbishment work within the Premises for Tenant’s use and occupancy thereof (“Tenant Work”), including the Tenant Work undertaken prior to or in conjunction with the commencement of this Lease (the “Initial Tenant Work”) will be undertaken by Tenant at its cost and expense, subject to the cash allowance to be provided by Landlord as more fully provided below. Upon the full execution and delivery of this Lease by Landlord and Tenant, Tenant, its employees, agents and contractors, may enter upon the Premises at reasonable times for the purpose of installing Landlord-approved tenant work undertaken pursuant to Article 7 below, cabling and systems furniture, and repainting and recarpeting the Premises; provided, however, that such pre-Lease Commencement Date entry by Tenant shall be upon the terms and conditions of this Lease, including Tenant’s indemnification of Landlord pursuant to Paragraph 11(f) below, and excluding only Tenant’s obligation to pay rent; and provided further that any such pre-Lease Commencement Date entry by Tenant will not interfere with or unreasonably delay Landlord in any construction activity within the Building. The parties acknowledge, and the Landlord agrees, subject to receipt and review of finished plans and specifications, that the Tenant may commence and complete the work set forth in Exhibit C that is attached hereto and made a part hereof, but shall not be required to commence such work.

     Promptly following the Lease Commencement Date and subject to completion of the Initial Tenant Work within the Premises undertaken by Tenant, Landlord shall pay to Tenant, on the following terms and conditions, a cash allowance of up to Twenty-Two Thousand Six Hundred Ninety-Five and 00/100 Dollars ($22,695.00) (the “Cash Allowance”) to reimburse Tenant for the cost and expense incurred by Tenant in performing any such tenant work or refurbishment work within the Premises, inclusive of any architectural, engineering and permit fees incurred, and as inducement to enter into this Lease. Tenant shall submit to Landlord a requisition statement, with supporting invoices representing the cost of such tenant work or refurbishment work, together with evidence of payment thereof. Landlord shall have the right to verify all such invoices, and after inspection and approval by Landlord of any such tenant work or refurbishment work, which approval shall not be unreasonably withheld or delayed, Landlord shall pay to Tenant an amount equal to the approved requisition sum, not to exceed the Cash Allowance.

2. TERM

     The term of this Lease (herein referred to as the “Term”) shall commence on the “Lease Commencement Date”, which shall be the first (1st) business day following the date of this Lease, and expire at midnight on December 31, 2008 (the “Lease Expiration Date”) unless extended under this Lease or by agreement of the parties hereto. The term “lease year” as used in this Lease shall mean the period beginning with the Lease Commencement Date and ending December 31, 2004, and each consecutive twelve (12) month period thereafter.

3. RENT

Tenant shall pay as rent for the Premises the following amounts (each of which shall be considered rent and all of which are, unless the context requires otherwise, collectively referred to herein as “rent”):

     (A) Base Rent. The monthly Base Rent which Tenant hereby agrees to pay in advance to Landlord, and Landlord hereby agrees to accept, shall be as follows, the first payment for the month of March, 2004 to be made upon the signing of this Lease by Tenant, and the second and subsequent monthly payments to be made on the first day of each and every calendar month thereafter during the Term; it being understood and agreed that the payment of monthly Base Rent for the period from the Lease Commencement Date through February 29, 2004 is hereby abated in full and waived by Landlord.

Lease Period	Monthly Base Rent
- From the Lease Commencement Date through the expiration of the First (1st) Lease Year (subject to the abatement provided for above)	$5,198.46
- Second (2nd) Lease Year	$5,354.41
- Third (3rd) Lease Year	$5,515.05
- Fourth (4th) Lease Year	$5,680.50
- Fifth (5th) Lease Year	$5,850.91

     (B) Increase in Real Estate Taxes. Commencing January 1, 2005, Tenant shall pay to Landlord five and 14/100 percent (5.14%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable area of the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land (the “Land”) on which the Building is situated over the “Base Real Estate Taxes.” For purposes hereof, the Base Real Estate Taxes are stipulated to be the amount of real estate taxes actually incurred by Landlord with respect to the Building and the Land during calendar year 2004.

         (1) In the event that the actual real estate taxes for any calendar year during the Term, commencing January 1, 2005 and thereafter, exceed the Base Real Estate Taxes set out above, Tenant shall pay its proportionate share of the increase in the real estate taxes for such year over the Base Real Estate Taxes. Any increase payable by Tenant under this provision shall be deemed additional rent.

         (2) Prior to each applicable January 1st during the Term, Landlord shall provide Tenant a comparison of the Base Real Estate Taxes and the projected real estate taxes for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one-twelfth (1/12th) of Tenant’s proportionate share of any projected increase in the annual real estate taxes over the Base Real Estate Taxes. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year’s actual real estate taxes, showing the actual increase, if any, in the real estate taxes over the Base Real Estate Taxes. Within thirty (30) days after Tenant’s receipt of said statement, Tenant shall pay Landlord Tenant’s proportionate share of the excess, if any, of actual real estate taxes over the projected real estate taxes. If the amount paid by Tenant during the previous year exceeded Tenant’s share of actual real estate taxes for the year, Landlord shall refund such excess to Tenant promptly.

         (3) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes shall be added to and included in the annual statement of real estate taxes. Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Paragraph; provided, however, that in the event that Tenant shall have paid any amount of additional rent pursuant to Paragraph 3(B) or 3(C) and Landlord shall thereafter receive a refund of any portion of the real estate taxes on which such payment was based, Landlord shall pay to Tenant its proportionate share of such refund. Landlord shall have no obligation to contest, object to, or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive, or otherwise determine in its discretion any real estate taxes without consent or approval of Tenant.

     (C) Increase in Operating Expenses. Commencing January 1, 2005, Tenant shall pay to Landlord five and 14/100 percent (5.14%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable office area of the Building) of the increase in Operating Expenses during the Term over Initial Operating Expenses.

         (1) “Operating Expenses,” as that term is used herein, shall mean all expenses, costs and disbursements (but not replacement of capital investment items or specific costs billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Building, including but not limited to, the following:

(i)	Cost of wages and salaries of all employees engaged in the operation and maintenance of the Building, including taxes, insurance and benefits.

(ii)	Cost of all supplies and materials used in the operation, maintenance and repair of the Building.

(iii)	Cost of all utilities (including surcharges) including but not limited to water, sewer, electricity, heating, lighting, air conditioning and ventilating for the Building, but excluding electricity separately paid for by individual tenants.

(iv)	Cost of all maintenance and service agreements for the Building and the equipment used therein, including but not limited to, access control and energy management services, window cleaning, elevator maintenance and janitorial service.

(v)	Cost of insurance relating to the Building, including but not limited to the cost of casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith.

(vi)	Cost of repairs and general maintenance (excluding repairs and general maintenance paid for by the proceeds of insurance, or by Tenant or third parties, and alterations attributable solely to particular tenant spaces within the Building).

(vii)	A management fee for the manager of the Building.

(viii)	Costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building.

(ix)	Cost of audit and accounting services.

(x)	Cost of any capital improvements made to the Building after the Lease Commencement Date that, in Landlord’s reasonable judgment, reduce other operating expenses or are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance accruing at the rate per annum of two percent (2%) above the “prime rate” then in effect at The Riggs National

Bank of Washington, D.C. or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing said capital improvements.

         (2) For purposes hereof, the Initial Operating Expenses are stipulated to be the amount of Operating Expenses actually incurred by Landlord during calendar year 2004.

         (3) In the event that the actual Operating Expenses for any calendar year during the Term, commencing January 1, 2005 and thereafter, exceed the Initial Operating Expenses set out above, Tenant shall pay its proportionate share of the increase in Operating Expenses for such year over the Initial Operating Expenses. Any increase payable by Tenant under this provision shall be deemed additional rent.

         (4) Prior to each applicable January 1st during the Term, Landlord shall provide Tenant a comparison of the Initial Operating Expenses and the projected Operating Expenses for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one twelfth (1/12th) of Tenant’s proportionate share of any projected increase in the Operating Expenses over the Initial Operating Expenses. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year’s actual Operating Expenses, showing the actual increase, if any, in Operating Expenses over the Initial Operating Expenses. Within thirty (30) days after Tenant’s receipt of said statement, Tenant shall pay Landlord Tenant’s proportionate share of the excess, if any, of actual Operating Expenses over the projected Operating Expenses. If the amount paid by Tenant during the previous year exceeded Tenant’s share of actual Operating Expenses for the year, Landlord shall refund such excess to Tenant promptly.

     (D) Should this Lease commence or terminate at any time other than the last day of a calendar year, the amounts due as additional rent pursuant to Paragraphs 3(B) and 3(C) for the commencement or termination year only shall be prorated by the following fraction to the extent such amounts may be due and owing:

Days Under Lease

365

     (E) Tenant at its expense shall have the right during Landlord’s business hours to examine Landlord’s books and records relating to the Operating Expenses and real estate taxes of the Building for any year or years for which additional rent becomes due; or, at Landlord’s sole discretion, Landlord will provide Tenant with an audited statement.

     (F) Tenant’s obligation to pay the amounts due as additional rent pursuant to Paragraphs 3(B) and 3(C) during the Term shall survive any expiration or termination of this Lease by lapse of time or otherwise.

     (G) Demand; Time. All sums payable by Tenant hereunder, including but not limited to each of the foregoing amounts of rent, shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first day of every month during the Term. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver or any or all of Landlord’s rights hereunder.

4. USE OF PREMISES

Tenant shall use and occupy the Premises solely for general office purposes and only in accordance with the uses permitted under applicable zoning and other municipal regulations. Without the prior written consent of Landlord, the Premises shall not be used for any other purpose. Landlord acknowledges that Tenant’s initial use of the Premises shall be for mortgage lending and related financial activities and the support of those activities. Tenant shall not use or occupy the Premises for any unlawful purpose, or for any purpose that will constitute a nuisance or unreasonable annoyance to Landlord or other tenants of the Building and shall comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the jurisdiction in which the Building is located, and any other public or quasi-public authority having jurisdiction over the Premises. It is expressly understood that if any law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant shall obtain such permit at Tenant’s own expense.

5. ASSIGNMENT AND SUBLETTING

(A) Tenant shall not assign, transfer, mortgage, or otherwise encumber this Lease or sublet or rent (or permit occupancy or use by others of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. Tenant shall give Landlord written notice of Tenant’s desire to assign, sublet or mortgage the Premises, and Tenant shall pay Landlord the sum of Three Hundred Dollars ($300.00) to process each such request. Within thirty (30) days following such request, Landlord shall either consent to such request on such terms and conditions as Landlord may require, or reject such request. In the event Tenant desires to sublet or assign all or a portion of the Premises for the balance of the Term, Landlord shall have the option to terminate the Lease as to that portion of the Premises, effective as of the date of Tenant’s intention to sublet or assign or on a date to be agreed upon by Landlord and Tenant, or to consent to such subletting or assignment and require that Tenant pay Landlord as additional rent fifty percent (50%) of the difference between the sum of the Base Rent and Additional Rent payable by Tenant as to the relevant space, and the rent, including additional rent where applicable, charged by Tenant to such subtenant. Any attempted assignment or subletting made without Landlord’s consent shall, at the option of Landlord, terminate this Lease provided that Tenant shall remain liable for all rent due hereunder and all damages suffered by Landlord on account of Tenant’s breach. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     (B) Notwithstanding the provisions of Paragraph 5(A) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent (but upon prior written notice to Landlord), to any corporation wholly owned by Tenant or wholly owned by any entity owning one hundred percent (100%) of Tenant’s stock or membership interests, or to any entity which acquired all the assets of Tenant as a going concern of the business that is being conducted on the Premises or to any entity which is a member of Tenant, provided that Tenant remains fully liable for the obligations of Tenant under this Lease and that in the event of an assignment, such entity assumes the obligations of Tenant hereunder. Tenant shall immediately notify Landlord of any such assignment or subletting under the terms of this Paragraph. Unless permitted under the terms of this Paragraph, any sale of stock or partnership interests of Tenant shall be deemed a transfer of this Lease subject to the terms of Paragraph 5(A).

     (C) Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner in writing if requested by Landlord to do so.

6. MAINTENANCE BY TENANT

Tenant shall keep the Premises and fixtures and equipment therein in clean, safe and sanitary condition, shall take good care thereof, shall suffer no waste or injury thereto, and shall, at the expiration or other termination of the Term, surrender the same, broom clean, in the same order and condition in which they are when Landlord completes the improvements, ordinary wear and tear excepted. Landlord, at its cost, shall provide and install all original tubes or bulbs in building standard fixtures within the Premises necessary to provide required lighting and all standard replacement tubes or bulbs for such lighting; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant’s cost and expense.

7. TENANT ALTERATIONS

     (A) Alterations. Tenant shall not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. All such alterations, decorations, additions or improvements permitted by Landlord must conform to all rules and regulations established from time to time by the Underwriters’ Association of the local area and conform to all requirements of the Federal, state and local governments. When granting its consent, Landlord may impose any conditions it deems reasonably appropriate, including, without limitation, the approval of plans and specifications and obtaining of specified insurance. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics’ and materialmens’ liens upon the Land and Building of which the Premises are a part, for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to be involved in such work. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any alterations, decorations, additions or improvements shall be constructed on behalf of Tenant and that in the event Landlord gives its written consent to Tenant’s making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the Premises, the Building or the Land to any mechanic’s or materialmen’s lien which may be filed in respect to any such work done by or on behalf of Tenant. Landlord and Tenant agree and acknowledge that subject to Landlord’s approval of final plans and specifications, Landlord agrees to permit Tenant to complete the Initial Tenant Work as set forth in Exhibit C attached hereto and made a part hereof.

     (B) All alterations, decorations, additions or improvements, including wall-to-wall carpet, upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of Landlord, remain upon the Premises, and become the property of the Landlord and be surrendered with the Premises at the expiration or termination of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, decoration, additions or improvements made by Tenant upon the Premises including telephone or computer cabling, conduit or wiring be removed upon expiration or termination of this Lease or upon expiration or termination of any renewal period, Tenant hereby agrees to cause same to be removed at Tenant’s sole cost and expense. Should Tenant fail to remove the same Landlord may cause same to be removed at Tenant’s expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

     (C) Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which arise directly or indirectly by reason of the making of any such alterations, decorations, additions or improvements. If any such work is done without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. All alterations, decorations, additions or improvements in or to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or termination of the Term without disturbance, molestation or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to expiration of the Term, all movable furniture, furnishings, or equipment installed in the Premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

8. SIGNS; FURNISHINGS

     (A) Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and doors of offices, and then only in such place and in such number, size, color and style as is approved by Landlord and provided by Landlord at Tenant’s cost and expense; if any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of Tenant which pertains to Tenant’s activities in the Premises and which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices or for financial, legal, insurance and other institutions of like nature. Upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

     Landlord agrees to display Tenant’s name on the Building directory in the size and style of lettering used by Landlord, at Landlord’s expense; provided, however, that any changes to Tenant’s initial directory listing requested by Tenant shall be at Tenant’s expense. Further, so long as Landlord maintains an exterior monument sign for the Building, Tenant’s name (together with the names of other tenants of the Building) may be displayed thereon during the Term in such material and graphics as Landlord shall reasonably approve, and in an order which reflects each such tenant’s proportionate share of space in the Building.

     (B) Furnishings. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into, in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment, and other bulky matter shall be delivered through the designated delivery entrance of the Building. All moving of furniture, equipment and other materials shall be under the supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from any sidewalk, driveway or alley adjacent to the Building any of Tenant’s furniture, equipment or other material there delivered or deposited.

9. TENANT’S EQUIPMENT

     Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than standard electric typewriters, personal computers, file servers and other computer equipment, adding machines, radios, televisions, clocks and copying machines, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of utilities as determined in the sole discretion of Landlord and for the cost of separate metering or additional wiring as may be occasioned by the operation of said equipment or machinery. Except as provided in Paragraph 1(B) above, Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any change, replacement or addition to the water, heating, plumbing, air-conditioning, or electrical systems of the Premises or the Building without first obtaining the written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Landlord reserves the right to separately meter any utility consumption in the Premises.

10. INSPECTION

     Tenant shall permit Landlord, or its agents or other designees, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect, exhibit, and protect the Premises and the Building and to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, and to show the Premises to prospective purchasers, lenders, and tenants.

11. INSURANCE; INDEMNITY

     (A) Property Insurance. Throughout the Term, Landlord shall keep the Building insured under a standard fire insurance policy with extended coverage endorsement, or in lieu thereof, insure the Building against loss or damage as a self-insurer. Tenant shall maintain insurance on the value of Tenant’s personal property located within the Premises, including without limitation, alterations and decorations installed by Tenant in the Premises.

     (B) Waiver of Subrogation. Tenant and Landlord each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils described in the “extended coverage” insurance endorsement approved for use in the jurisdiction in which the Building is located, which occurs in, on, or about the Premises, whether due to the negligence of either party, their agents, employees, invitees, or otherwise. Neither party, nor its officers, directors, employees, agents or invitees, nor, in the case of Tenant, its subtenants, shall be liable to the other for loss or damage caused by any risk covered by the insurance required by this Article 11. If the foregoing release shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.

     (C) Insurance Rating. Tenant shall not conduct or permit to be conducted by its employees, agents, guests or invitees any activity or place any equipment in or about the Premises or the Building that will in any way increase the cost of fire insurance or other insurance on the Building. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional rent payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Building.

     (D) Liability Insurance. Tenant shall carry public liability insurance with a carrier licensed to do business in the jurisdiction in which the Building is located and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the Rules and Regulations as hereinafter defined), shall name Landlord and Landlord’s mortgagee as additional insureds, as their interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss. Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Premises (but not its obligation to pay rent) a certificate or certificates evidencing such insurance. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after written notice of such proposed cancellation to Landlord.

     (E) Indemnity. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney’s fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant’s use and occupancy of the Premises or in any other manner which relates to the business of Tenant. The liability of Tenant to indemnify Landlord shall not extend to any matter against which Landlord shall be effectively protected by insurance; provided, however, that if any such liability exceeds the amount of effective and collectable insurance, said liability of Tenant shall apply to such excess. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from such failure.

     (F) Landlord Indemnity of Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage to any person or property resulting from the gross negligence or willful misconduct of Landlord.

12. SERVICES AND UTILITIES

     It is agreed that Landlord shall furnish adequate air-conditioning during the seasons of the year when air-conditioning is required and adequate heat during the seasons of the year when heat is required. It is further agreed that Landlord shall provide reasonably adequate electricity, water, exterior window cleaning service and char and janitorial service. The char and janitorial service shall be provided Monday through Friday only (except legal holidays) in accordance with the prevailing standards for comparable office buildings in the Reston, Virginia area. Landlord shall provide elevator service by means of automatically operated elevators; provided, however, that Landlord shall have the right to remove elevators from service as the same shall be required for moving freight, or for servicing or maintaining the elevators and/or the Building. Landlord shall furnish all services and utilities required by this lease only during the normal hours of operation of the Building, as set forth in the rules and regulations attached hereto as Exhibit B (“Rules and Regulations”), unless otherwise specified herein. It is also agreed that if Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein and provided arrangements are made with Landlord’s agent, Landlord shall furnish such air-conditioning or heat and Tenant agrees to pay for the same with the next monthly installment of rent in accordance with the then-current schedule of costs and assessments therefor. It is understood and agreed that Landlord shall not be liable for failure, delay or suspension in furnishing any of the utilities or services required to be provided by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God or from any other cause whatsoever. Any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Notwithstanding the foregoing, in the event that material services to be provided by Landlord under this Lease such as electricity, water, gas, sewer or HVAC, are suspended for more than 48 consecutive hours, Tenant’s rent shall be abated until such time as the services are restored.

13. LIABILITY OF LANDLORD

     (A) No Liability. Landlord shall not be liable to Tenant, its employees, agents, invitees, or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or Building shall be at the risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any packages or articles delivered to Tenant, such employee shall be the agent of Tenant for such purposes and not of Landlord. The foregoing limitation of liability shall not apply in connection with any claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage to Tenant, its employees, agents, invitees, guests, or property stored or placed in the Premises by Tenant resulting from the gross negligence or willful misconduct of Landlord, including its employees and agents.

     (B) Force Majeure. Landlord shall not be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord’s part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of the delay so caused.

14. RULES AND REGULATIONS

     Tenant, its employees, agents, invitees, and guests shall at all times abide by and observe the Rules and Regulations attached hereto as Exhibit B. In addition, Tenant, its employees, agents, invitees, and guests shall abide by and observe such other rules and regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building; provided, however, that the same are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees or guests. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern.

15. DAMAGE; CONDEMNATION

     (A) Damage to the Premises. If the Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall proceed with reasonable diligence to rebuild and restore the Premises or such part thereof as may be destroyed or damaged; provided (i) Landlord has received the insurance proceeds payable on account of such damage or destruction (which insurance proceeds Landlord shall attempt to collect with reasonable diligence), (ii) such damage or destruction is not caused by Tenant or its agents or employees, (iii) the period for electing to terminate this Lease as provided below in this Paragraph has passed and this Lease has not been terminated, and (iv) Landlord shall not be responsible for Tenant’s trade fixtures, furnishings, furniture, equipment or personal property. Such rebuilding and restoration shall be at Landlord’s expense if such damage is insured by Landlord or required hereunder to be insured by Landlord and at Tenant’s expense if such damage is caused by Tenant, its employees, agents, invitees or guests and not required to be insured hereunder by Landlord. During the period of such rebuilding and restoration, unless the damage or destruction is caused by Tenant, its employees, agents, invitees or guests, the rent shall be abated in the same proportion as the rentable area in the portion of the Premises rendered untenantable shall bear to the total rentable area of the Premises. If such destruction or damage cannot reasonably be repaired within ninety (90) days, Landlord shall so notify Tenant within fifteen (15) days after Landlord is notified of the damage or destruction. In such event, Landlord or Tenant may, within fifteen (15) days after such notice, terminate this Lease by written notice thereof to the other party. If Landlord or Tenant does not terminate the

Lease during that fifteen (15) day period, this Lease shall remain in effect and Landlord shall diligently proceed to repair or reconstruct the Premises and rent shall abate subject to and in accordance with the preceding provisions of this Paragraph.

     (B) Condemnation. If the whole or a substantial part of the Premises (or use or occupancy of the Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the terms of this Lease shall cease and terminate and the rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the rent shall be equitably adjusted (on the basis of the rentable area available to Tenant in the Premises before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) for the value of any expired or unexpired portion of the Term. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it (if any) which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord. For purposes of this Paragraph 15(B), a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

16. DEFAULT OF TENANT

     (A) Events of Default. If Tenant shall (i) fail to pay any monthly installment of rent (as required by Article 3 hereof) or shall fail to timely make any other payment required by the terms and provisions hereof (although no legal or formal demand has been made therefor), or (ii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, and such failure to pay rent, or such other violation or failure shall continue for a period of ten (10) days after written notice thereof to Tenant by Landlord, or (iii) abandon or vacate the Premises, or (iv) make or consent to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant’s assets is appointed, or Tenant files a voluntary petition in a bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and not discharged by Tenant within sixty (60) days, or Tenant is adjudicated bankrupt, or (v) Tenant admits in writing its inability to pay its debts when due or that it is insolvent, then, and in any of said events, this Lease shall, at the option of Landlord, cease and terminate and the provisions of this Paragraph 16(A) shall automatically operate as a notice to quit, any notice to quit, or of Landlord’s intention to re-enter, being hereby expressly waived and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located or by such other proceeding, including re-entry and possession, as may be applicable. In the event any such failure to pay rent or other default on the part of Tenant occurs more than two (2) times in any twelve (12) month period, Landlord shall not be required during the remainder of the Term to send written notice before proceeding with its remedies under this Article 16. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Should this Lease be terminated before the expiration of the Term by reason of Tenant’s default, or should Tenant permanently abandon or vacate the Premises before the expiration or termination of the Term, Landlord may elect (i) to accelerate the rent due hereunder through the end of the Term, (ii) to recover possession of the Premises, by force, summary proceedings, or otherwise, or (iii) to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and Tenant shall be liable for all damages sustained by Landlord including, without limitation, deficiency in rent, reasonable attorney’s fees, brokerage fees, and expenses of placing the Premises in first-class rentable condition. At Landlord’s option, any damage or loss of rent sustained by Landlord may be recovered by Landlord at the time of Tenant’s default, or at the time of reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or may be deferred until the expiration of the Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Lease Expiration Date. The provisions contained in this Paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term.

     (B) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance or a surrender of the Lease.

     (C) Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at The Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise by entitled.

     (D) Late Payment. If Tenant fails to pay any installment of rent or any other sum due and payable to Landlord within five (5) days after the first day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment and, in addition, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at The Riggs National Bank of Washington, D.C. (or if such prime rate is not available, a replacement rate designated by Landlord) from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent.

17. SUBORDINATION

     This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale; and Tenant covenants and agrees that it shall, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord’s interest in such ground or underlying lease, and, in that event, this Lease shall continue as a direct lease between Tenant and such landlord or its successor; and, in any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made; and provided, further, such landlord or successor under such ground or underlying lease shall not be bound by this Lease or any amendment or modification of this Lease unless prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor by Tenant.

     Landlord represents that the Building is currently unencumbered by any mortgage or deed of trust. Landlord will, upon the request of Tenant, use its good faith efforts to obtain a non-disturbance agreement in favor of Tenant, in the mortgagee’s or beneficiary’s customary form, from any future mortgagee holding any such mortgage or beneficiary of any such deed of trust, but the failure to obtain the same shall in no way affect the continued validity of this Lease in any way whatsoever.

18. POSSESSION; HOLDING OVER

     (A) Possession. It is understood and agreed that in the event Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable except as set forth below, nor shall Landlord be liable to Tenant for any resulting loss or damage. In such event, the Lease Commencement Date shall be extended until such date that Landlord can deliver possession of the Premises to Tenant and the Lease Expiration Date shall be correspondingly extended. Notwithstanding the foregoing, the Lease Commencement Date shall not be extended beyond January 12, 2004 except as expressly agreed to by Tenant, and in the event that the Landlord cannot deliver possession of the Premises on or prior to January 12, 2004, Tenant may, at its election, deem this Lease to be void.

     (B) Holding Over. In the event that Tenant shall not immediately surrender the Premises on the Lease Expiration Date, Tenant shall, by virtue of the provisions hereof, become a tenant by the month at 150% the monthly rent including all additional rent in effect during the last month of the Term, which monthly tenancy shall commence with the first day after the Lease Expiration Date. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of its intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing, in the event that Tenant shall holdover after the Lease Expiration Date, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term, then Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

19. SECURITY DEPOSIT

     Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord a security deposit in the sum of Six Thousand Sixty-Four and 97/100 Dollars ($6,064.97). Such security deposit (which shall not bear interest to Tenant unless required to do so by applicable provision of law) shall be considered as security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the Term hereof (or any renewal or extension thereof in accordance with this Lease), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant’s aforesaid obligations, covenants, conditions and agreements. In the event of any default by Tenant hereunder during the Term, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the security deposit to the original amount. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

20. COVENANTS OF LANDLORD

     (a) Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the Term aforesaid, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Paragraph 20(B) below.

     (b) Reservation. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, corridors, elevators, stairs, toilets, or other public parts of the Building, (ii) to erect, use and maintain pipes and conduits in and through the Premises, and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises.

21. MISCELLANEOUS

     (A) No Representation by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession, minor punch list items excepted.

     (B) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

     (C) Brokers. Landlord recognizes that Transwestern Commercial Services has brokered this lease transaction on behalf of Tenant, and Landlord shall pay said broker a commission pursuant to a separate agreement. Landlord and Tenant each represent and warrant to one another that, except as set forth herein, neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

     (D) Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notices to Tenant should be sent, (v) stating the commencement and expiration dates of the Lease, and (vi) stating such other information as Landlord shall reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord’s interest in either, or any prospective assignee of any such mortgagee.

     (E) Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.

     (F) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon receipt by certified or registered mail, return receipt requested, first-class postage prepaid, (i) if to Landlord at Suite 540, Two Wisconsin Circle, Chevy Chase, Maryland 20815, (ii) if to Tenant at Robert Turley, Alliance Home Funding, LLC, 10400 Caton Place, Suite 100, Fairfax, Virginia 22030, prior to the Lease Commencement Date and thereafter at the Premises, unless notice of a change of address is given pursuant to the provisions of this Paragraph.

     (G) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (H) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     (I) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

     (J) Entire Agreement. This Lease, together with the Exhibits A and B attached hereto, contains and embodies the entire agreement of the parties hereto, and no representation, inducement or agreement, oral or otherwise, between the parties not contained in this Lease and the Exhibits shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

     (K) Authority. Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation was authorized to do so.

     (L) Transfer of Landlord’s Interest. Landlord hereby reserves the right to sell, assign or transfer this Lease upon the condition that in such event this Lease shall remain in full force and effect, subject to the performance by Tenant of all the terms, covenants and conditions on its part to be performed. In the event that such purchaser, assignee or transferee agrees to perform all the terms, covenants and conditions of Landlord pursuant to this Lease which are to be performed by Landlord from and after the effective date of such sale, assignment or transfer then, upon any such sale, assignment or transfer, other than merely as security, Tenant agrees to look solely to the purchaser, assignee or transferee with respect to all matters in connection with this Lease and the transferor Landlord shall be released from any further obligations hereunder.

     (M) Attorney’s Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable attorney’s fees and expenses so incurred by Landlord, except if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, after rendering of a final, non-appealable judgment. If as a result of any breach or default in performance under this Lease by Landlord, Tenant uses the services of an attorney to secure compliance with such provisions or recover damages therefore or to terminate this Lease, Landlord shall reimburse Tenant, upon demand, for any and all reasonable attorney’s fees and expenses so incurred by Tenant, except if Landlord shall be the prevailing party in any legal action brought by Tenant against Landlord, after rendering of a final, non-appealable judgment.

     (N) Surrender. At the termination of this Lease by lapse of time or otherwise, Tenant shall surrender possession of the Premises to Landlord, shall deliver all keys to the Premises and all locks therein to Landlord, shall make known to the Landlord the combination of all combination locks in the Premises, and shall return the Premises and all equipment and fixtures of the Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

     (O) Time is of the essence as to each provision of this Lease.

     (P) This Lease is governed by the laws of the jurisdiction in which the Building is located.

     (Q) Examination of Lease. Submission of this Lease to Tenant for examination or signature by Tenant shall not constitute a reservation of or option to lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(Signatures Appear on Following Pages)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.

LANDLORD:

Witness:	THE CHEVY CHASE LAND COMPANY OF MONTGOMERY COUNTY, MARYLAND

/s/ R. M. Kent	By: /s/ Michele H. Cornwell

Name: Michele H. Cornwell

Title: Senior Vice President

Witness:	TENANT:

ALLIANCE HOME FUNDING, LLC

/s/ Bernice McClain	By: /s/ Robert H. Turley

Name: Robert H. Turley

Title: President

STATE OF MARYLAND             )

COUNTY OF MONTGOMERY   ) ss:

     The foregoing instrument was acknowledged before me on January 9, 2004, by Michele H. Cornwell, as a Senior Vice President of The Chevy Chase Land Company of Montgomery County, Maryland, a Maryland corporation.

/s/ Donna Geraci

Notary Public

My commission expires: 5/1/07

COMMONWEALTH OF VIRGINIA    )
COUNTY OF FAIRFAX                        ) ss:

     The foregoing instrument was acknowledged before me on January 8, 2004, by Robert H. Turley, as President of Alliance Home Funding, LLC, a Virginia limited liability company.

/s/

Notary Public

My commission expires: 12/31/05

EXHIBIT B

RULES AND REGULATIONS

     1. Neither the whole nor any part of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises of such tenant.

     2. No awning or other projection shall be attached to the outside walls or windows of the Building. No curtain, blind, shade, or screen (other than those furnished by Landlord as Building Standard) shall be attached to, hung in, or used in connection with any window or door of the premises of any tenant.

     3. No showcase or other article shall be put in front of or affixed to any part of the exterior of the Building nor placed in the halls, corridors, vestibules, or other public parts of the Building.

     4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages, resulting from misuse of the fixtures, shall be borne by the tenant who, or whose employees, agents, guests, invitees, or licensees, shall have caused the same.

     5. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about its premises.

     6. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or its premises. No boring, cutting, or stringing of wires shall be permitted.

     7. No cooking shall be done or permitted in the Building by any office tenant. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises.

     8. Neither the whole nor any part of the premises of any tenant shall be used for manufacturing, for the storage of merchandise, or for the sale or auction or merchandise, goods, or property.

     9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings whether by the use of any musical instrument, radio, television, or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any door, window, or skylight or down any passageway.

     10. No additional lock or bolt of any kind shall be placed upon any door, or window in the premises of any tenant, nor shall any change be made in locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to Landlord all keys to offices and toilet rooms either furnished to, or otherwise procured by, such tenant; and in the event of the loss of any keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

     11. The normal hours of operation of the Building shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday, customary legal holidays excluded.

     12. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an employment bureau, or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers, giving the address of the Building.

     13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a location for offices; and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     14. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, except during the normal hours of operation of the Building, all persons who do not present a pass to the Building, signed by Landlord, or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

     15. Each tenant, before closing and leaving its premises at any time, shall see that all entrance doors are locked and that all electrical appliances are turned off.

     16. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

     17. The requirements of any tenant will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

     18. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

     19. There shall not be used in the Building either by any tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance, except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

     20. No animals of any kind shall be brought into or kept about the building by any tenant.

     21. No tenant shall place, or permit to be placed, on any part of the floor or floors of its premises a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

     22. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

     23. No plumbing or electrical fixtures shall be installed by any tenant without consent of Landlord.

     24. Bicycles, motorcycles, or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the premises of any tenant.

     25. Each tenant will refer all contractors, contractor’s representatives, and installation technicians, rendering any services on or to the premises for such tenant, to Landlord for Landlord’s approval and supervision before performance on any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments, and any installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between tenant and any such contractor, and Landlord shall have no liability therefor.

     26. For the protection of Tenant and Landlord, as their interests may appear, Tenant hereby agrees at its own expense, to maintain in full force and effect at all times during the Term of the Lease, policies of insurance, issued by a responsible carrier or carriers acceptable to Landlord, which afford the following coverages:

Workmen’s Compensation	Statutory

Employer’s Liability	Not less than $100,000

Comprehensive General	Not less than $1,000,000

Liability Insurance	combined single limit

including Blanket	for both bodily injury

Contractual Liability,	and property damage

Broad Form Property,

Damage, Personal Injury,

Completed Operations,

Products Liability, Fire

Damage

     27. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, or to add to any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interest or for the best interests of the tenants.

     28. Violations of these Rules and Regulations, or any amendments thereof or additions thereto, may be considered a default of Tenant’s Lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

EXHIBIT C

INITIAL TENANT WORK

     Subject to review and approval of final plans and specifications by Landlord, Landlord and Tenant agree that Tenant shall be permitted, but not required, to commence and complete the following Initial Tenant Work in the Premises:

1.	Creation and build out of two additional offices;

2.	Paint interior of Premies;

3.	Carpet interior of Premises;

4.	Remove two existing doors;

5.	Reposition HVAC and balance;

6.	Replace ceiling tiles as needed.